UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 14, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Signs Agreement to Provide Testing for Anthem Blue Cross and Blue Shield

LabOne, Inc. (Nasdaq: LABS), announced today that it has signed an agreement to provide laboratory testing services for members of Anthem Blue Cross and Blue Shield in the Greater Cincinnati area. Under this agreement, LabOne will provide testing through its Lab Alliance laboratory for members of Anthem's health care plans. Terms of the agreement were not disclosed.

"We are excited about this opportunity, especially with the completion of our acquisition of the Alliance Laboratory Service in Cincinnati," said W. Thomas Grant II, chairman, president and CEO of LabOne. "We are committed to providing the highest level of service to our clients in the Greater Cincinnati/Tri-State Area, and this agreement is an important step to ensure that physicians and patients will maintain access to their local laboratory service provider."

"We recognize the importance of maintaining health care services locally, and we support LabOne's commitment to keeping its services here," said Paul Beckman, vice president of Anthem's Southern Ohio Health Services Area. "This not only benefits the community, but provides continuing access for our physicians in the area."

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: January 14, 2004	By /s/ Joseph C. Benage Joseph C. Benage Executive V.P. and Secretary